                                                                Rule 424(b)(2)
                                                    Registration No. 333-65358

            PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 25, 2001, AS
           SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2001,
            AND SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE AND COMPANY
                ORDER, DATED AUGUST 3, 2001 NO. 5 DATED: 08-20-02

                                U.S. BANCORP
                    Medium-Term Notes, Series N (Senior)
                 Medium-Term Notes, Series O (Subordinated)


CUSIP NO.: 91159HGD6                    Issue Price (Dollar Amount and Percentage of Principal Amount):

                                        Amount: $299,019,000.00/99.673%

Series:                                 Proceeds to the Company: $299,019,000.00

[X] Series N (Senior)                   Interest Rate/Initial Interest Rate: 3.95%
[_] Series O (Subordinated)
                                        Interest Payment Dates: 23rd of each February and August,
                                        beginning Feb. 23, 2003
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: --

Principal Amount: $300,000,000.00       Interest Reset Dates: --

Trade Date: 08-20-02                    Index Source: --

Original Issue Date: 08-26-02           Index Maturity: --

Maturity Date: 08-23-07                 Spread: --

Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --
[X] Fixed Rate Note
[_] Commercial Paper Rate Note          Day Count: 30/360
[_] Federal Funds Rate Note
[_] LIBOR Note                          Minimum Interest Rate: --
[_] EURIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] CD Rate Note
[_] Treasury Rate Note                    Original Issue Discount:     -- %
[_] CMT Rate Note
[_] Other Base Rate                       Yield to Maturity:           -- %
    (as described below)
[_] Zero Coupon Note                    Original Issue Discount Notes:

Agent's Commission: See Plan of         [_] Subject to special provisions set forth therein
  Distribution below                        with respect to the principal amount thereof
                                            payable upon any redemption or acceleration of
Redemption Terms:                           the maturity thereof.

Other Terms:                            [_] For Federal income tax purposes only.

Name of Agent and Delivery Instructions:

Credit Suisse First Boston DTC#355

                                        Signature

                                        /s/ JOHN C. STERN
                                        -------------------------------------
                                                (Authorized Signature}

                                        /s/ KENNETH D. NELSON
                                        -------------------------------------
                                                (Authorized Signature}